CONSENT OF INDEPENDENT REGISTERED PUBLC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to Mechanical Technology, Incorporated’s 2014 Equity Incentive Plan and 2012 Equity Incentive Plan, of our report dated November 23, 2020, relating to the consolidated financial statements of Mechanical Technology, Incorporated for the years ended December 31, 2019 and 2018, included in Amendment No. 1 to Mechanical Technology, Incorporated’s Registration Statement Form 10 as filed with the U.S. Securities and Exchange Commission on November 25, 2020.

Albany, New York
December 11, 2020